UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31312	22-3461740
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in Item 8.01 is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 and Item 8.01 is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

The information contained in Item 8.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the closing of the Mergers (as defined in Item 8.01), each of the former members of the board of directors of Medco Health Solutions, Inc. (the “Company”) resigned. In addition, effective as of the closing of the Mergers, each of the former officers of the Company was removed.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2012, in connection with the Merger Agreement (as defined in Item 8.01), the Company amended and restated its Amended and Restated Certificate of Incorporation to reflect the changes contemplated by the Merger Agreement and described in the Joint Proxy Statement/Prospectus (as defined in Item 8.01). Effective that same date, the Company amended and restated its bylaws to reflect the changes contemplated by the Merger Agreement and described in the Joint Proxy Statement/Prospectus. The Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

Effective April 2, 2012, pursuant to the Agreement and Plan of Merger dated as of July 20, 2011, as amended on November 7, 2011 (the “Merger Agreement”), by and among the Company, Express Scripts, Inc. (“Express Scripts”), Express Scripts Holding Company (f/k/a Aristotle Holding, inc.) (the “Parent”), Aristotle Merger Sub, Inc. and Plato Merger Sub, Inc., following the consummation of the mergers contemplated thereby (the “Mergers”), each of Express Scripts and the Company became wholly owned subsidiaries of the Parent.

Upon completion of the Mergers, each share of common stock of the Company (other than shares held by the Company as treasury stock or that are owned by the Company, Plato Merger Sub or any wholly owned subsidiary of the Company and shares with respect to which appraisal rights under Delaware law were properly exercised and not withdrawn) was converted into (i) the right to receive $28.80 in cash, without interest, and (ii) 0.81 shares of validly issued, fully paid and non-assessable common stock of the Parent, while Express Scripts stockholders received Parent shares in a one-for-one exchange for their former shares of common stock of Express Scripts. A portion of the cash component of the merger consideration was funded by the Parent through drawings under its credit facility.

The issuance of Parent common stock in connection with the Mergers, as described above, was registered under the Securities Act of 1933, as amended, pursuant to the Parent’s registration statement on Form S-4 (File No. 333-177187) (the “Joint Proxy Statement/Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) and declared effective on November 15, 2011. The common stock of the Parent will trade on the NASDAQ Global Select Market under the ticker symbol “ESRX”.

Trading in shares of common stock of the Company on the New York Stock Exchange has been halted. As a consequence of the Mergers, a Form 25 will be filed with the SEC, to request the removal of the common stock of the Company from listing and registration on the New York Stock Exchange and from registration under Section 12(b) of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

By:	/s/ Keith J. Ebling
Name: Keith J. Ebling
Title: Vice President and Counsel

Date: April 2, 2012

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.